Exhibit 4.1.2

CAPITAL ONE MULTI-ASSET EXECUTION TRUST

as Issuer

and

THE BANK OF NEW YORK MELLON

as Indenture Trustee

SUPPLEMENTAL INDENTURE

with respect to Additional Class A(2022-3) Notes

dated as of November 29, 2022

TO

CLASS A(2022-3) TERMS DOCUMENT

dated as of November 3, 2022

TO

CARD SERIES INDENTURE SUPPLEMENT

dated as of October 9, 2002,

as amended and restated as of March 17, 2016

TO

ASSET POOL 1 SUPPLEMENT

dated as of October 9, 2002,

as amended by the First Amendment thereto dated as of March 1, 2008, and the Second Amendment thereto dated as of October 1, 2022

TO

INDENTURE

dated as of October 9, 2002, as amended and restated as of January 13, 2006,

and March 17, 2016, and as further amended by the First Amendment thereto dated as of October 1, 2022

THIS SUPPLEMENTAL INDENTURE WITH RESPECT TO ADDITIONAL CLASS A(2022-3) NOTES (this “Supplemental Indenture”), by and between CAPITAL ONE MULTI-ASSET EXECUTION TRUST, a statutory trust created under the laws of the State of Delaware (the “Issuer”), having its principal office at 111 Continental Drive, Suite 102, Newark, Delaware 19713, and THE BANK OF NEW YORK MELLON, a New York banking corporation, as Indenture Trustee (the “Indenture Trustee”), is made and entered into as of November 29, 2022 and hereby modifies and supplements the Class A(2022-3) Terms Document (the “Terms Document”), entered into by and between the Issuer and the Indenture Trustee as of November 3, 2022.

WHEREAS, the Issuer and the Indenture Trustee have created, pursuant to the Terms Document, a new tranche of Class A Notes known as the “Card series Class A(2022-3) Notes.”

WHEREAS, pursuant to Section 310 of the Indenture, the Issuer and the Indenture Trustee shall issue the Additional Class A(2022-3) Notes (as defined below) that shall be identical in all respects to all other Outstanding Class A(2022-3) Notes, except as specified in Section 2.02 and Section 2.03 herein, and will be equally and ratably entitled to the benefits of the Indenture, the Asset Pool 1 Supplement and the Indenture Supplement as all other Outstanding Class A(2022-3) Notes without preference, priority or distinction.

NOW, THEREFORE, in connection with the issuance of the Additional Class A(2022-3) Notes, the Issuer and the Indenture Trustee enter into this Supplemental Indenture.

ARTICLE I

Definitions and Other Provisions of General Application

Section 1.01. Definitions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)	the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

(2)

all other terms used herein which are defined in the Indenture Supplement, the Asset Pool 1 Supplement, the Indenture or the Terms Document, either directly or by reference therein and are not modified by Section 2.02 hereof, have the meanings assigned to them therein.

“Additional Class A(2022-3) Notes” means the $600,000,000 principal amount Class A(2022-3) Notes described in this Supplemental Indenture, substantially in the form set forth in Exhibit A-2 to the Indenture Supplement, designated therein as a Class A(2022-3) Note and duly executed and authenticated in accordance with the Indenture.

“Additional Issuance Date” means November 29, 2022.

Section 1.02. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 1.03. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument. The words “executed,” “signed,” “signature,” and words of like import in this Supplemental Indenture or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signature pages, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 1.04. Ratification of Indenture, Asset Pool 1 Supplement, Indenture Supplement and Terms Document. As supplemented by this Supplemental Indenture, each of the Indenture, the Asset Pool 1 Supplement, the Indenture Supplement and the Terms Document is in all respects ratified and confirmed and the Indenture as so supplemented by the Asset Pool 1 Supplement as so supplemented by the Indenture Supplement as so supplemented by the Terms Document as so supplemented by this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 1.05. Full Force and Effect of Terms Document. All terms and conditions of the Terms Document not changed hereby shall remain in full force and effect.

Section 1.06. The Indenture Trustee. The Indenture Trustee shall not be responsible for the validity or sufficiency of this Supplemental Indenture nor for the recitals herein. The parties hereto agree that the Indenture Trustee shall be afforded all the rights, protections, privileges, immunities and indemnities provided to it under the Indenture.

Section 1.07. The Owner Trustee. It is expressly understood and agreed by the parties hereto that (i) this Supplemental Indenture is executed and delivered on behalf of the Issuer by Deutsche Bank Trust Company Delaware not individually or personally but solely in its capacity as Owner Trustee (the “Owner Trustee”) of the Issuer, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by the Owner Trustee but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained will be construed as creating any liability on the Owner Trustee individually or personally, to perform any covenant of the Issuer either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Supplemental Indenture and by any Person claiming by, through or under them and (iv) under no circumstances will the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Supplemental Indenture or any related documents.

[END OF ARTICLE I]

ARTICLE II

The Additional Class A(2022-3) Notes

Section 2.01. Terms and Issuance. The Additional Class A(2022-3) Notes shall form a part of the same tranche as, be fungible with, and be identical in all respects to, all other Outstanding Class A(2022-3) Notes, except as specified in Section 2.02 and Section 2.03 herein, and will be equally and ratably entitled to the benefits of the Indenture, the Asset Pool 1 Supplement, the Indenture Supplement and the Terms Document as all other Outstanding Class A(2022-3) Notes without preference, priority or distinction. The Additional Class A(2022-3) Notes shall be issued pursuant to the Indenture, the Asset Pool 1 Supplement, the Indenture Supplement, the Terms Document and this Supplemental Indenture on the Additional Issuance Date.

Section 2.02. Modification of Defined Terms. Upon issuance of the Additional Class A(2022-3) Notes, all references in the Terms Document to the Class A(2022-3) Notes shall include the Additional Class A(2022-3) Notes and each of the following terms, as used in the Terms Document, shall have the respective meanings set forth below:

“Accumulation Period Amount” means $125,000,000.00; provided, however, if the Accumulation Period Length is determined to be less than twelve (12) months pursuant to Section 3.10(b)(ii) of the Indenture Supplement, the Accumulation Period Amount shall be the amount specified in the definition of “Accumulation Period Amount” in the Indenture Supplement.

“Initial Dollar Principal Amount” means, with respect to the Additional Class A(2022-3) Notes, $600,000,000 and, when aggregated with all other Outstanding Class A(2022-3) Notes, $1,500,000,000.

“Stated Principal Amount” means, with respect to the Additional Class A(2022-3) Notes, $600,000,000 and, when aggregated with all other Outstanding Class A(2022-3) Notes, $1,500,000,000.

Section 2.03. Modification of Section 2.03. Upon issuance of the Additional Class A(2022-3) Notes, Section 2.03 of the Terms Document shall be amended and restated in its entirety as set forth below:

Section 2.03. Interest Payment.

(a)        For each Interest Payment Date, the amount of interest due with respect to the Class A(2022-3) Notes shall be an amount equal to one-twelfth of the product of (i) the Note Interest Rate times (ii) the Outstanding Dollar Principal Amount of the Class A(2022-3) Notes determined as of the Record Date preceding the related Distribution Date; provided, however, that for the first Interest Payment Date the amount of interest due is $8,662,500.00. Any interest on the Class A(2022-3) Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(b)        Pursuant to Section 3.03 of the Indenture Supplement, on each Distribution Date, the Indenture Trustee shall deposit into the Class A(2022-3) Interest Funding sub-Account the portion of Card Series Finance Charge Amounts allocable to the Class A(2022-3) Notes.

Section 2.04. Form of Delivery of Additional Class A(2022-3) Notes; Depository; Denominations.

(a)        The Additional Class A(2022-3) Notes shall be delivered in the form of a global Registered Note as provided in Sections 202 and 301(i) of the Indenture, respectively.

(b)        The Depository for the Additional Class A(2022-3) Notes shall be The Depository Trust Company, and the Additional Class A(2022-3) Notes shall initially be registered in the name of Cede & Co., its nominee.

(c)        The Additional Class A(2022-3) Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess of that amount.

Section 2.05. Delivery and Payment for the Additional Class A(2022-3) Notes. The Issuer shall execute and deliver the Additional Class A(2022-3) Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Additional Class A(2022-3) Notes when authenticated, each in accordance with Section 303 of the Indenture.

[END OF ARTICLE II]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

CAPITAL ONE MULTI-ASSET EXECUTION TRUST,

By:	DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity, but solely as Owner Trustee on behalf of the Trust

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as
Indenture Trustee and not in its individual capacity

By:
Name:
Title:

[Supplemental Indenture—Additional Class A(2022-3) Notes Issuance]